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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      THE PB FINANCIAL SERVICES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    Georgia                                 58-2466560
--------------------------------------------          ----------------------
   (State of incorporation or organization)             (I.R.S. employer
                                                        identification no.)

         9570 Medlock Bridge Road
         Duluth, Georgia                                      30097
-------------------------------------------           ----------------------
  (Address of principal executive offices)                 (zip code)


If this form relates to the registration of a class of      If this form relates to the registration of a class
of debt securities and is effective upon filing             of debt securities and is to become effective
pursuant to General Instructions A(c)(1) please             simultaneously with the effectiveness of a concurrent
check the following box. [ ]                                registration statement under the Securities Act of 1933
                                                            pursuant to General Instruction A(c)(2) please check
                                                            the following box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


         TITLE OF EACH CLASS                                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                                  EACH CLASS IS TO BE REGISTERED
         -------------------                                  ------------------------------

         Common Stock, $5.00 par value                        None

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This Registration Statement contains a total of 29 pages.


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         PB Financial's authorized capital stock consists of 10,000,000 shares of $5.00 par value common stock. The holders of the PB Financial common stock have unlimited voting rights and are entitled to one vote per share for all purposes. Holders of PB Financial common stock are entitled to any dividends as may be declared by the Board of Directors of PB Financial in compliance with the provisions of the Georgia Business Corporation Code and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution. The PB Financial common stock does not have any preemptive rights with respect to acquiring additional shares of PB Financial common stock, and the shares are not subject to any conversion, redemption or sinking fund provisions. The outstanding shares of PB Financial common stock are fully-paid and nonassessable. PB Financial common stock does not have cumulative voting rights in the election of PB Financial directors.

Item 2.  EXHIBITS

         The following exhibits are filed as part of the Registration Statement.

                  2(a)     Articles of Incorporation.

                  2(b)     Bylaws.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                       THE PB FINANCIAL SERVICES CORPORATION



Dated:  July 15, 1999                  By:      /s/ Monty G. Watson
                                          ---------------------------------
                                                Monty G. Watson
                                                President


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